As Filed With the Securities and Exchange Commission on December 20, 2000

							Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MORGAN KEEGAN, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE
(State or other jurisdiction of
incorporation or organization)

62-1153850
(I.R.S. Employer
Identification No.)
Morgan Keegan, Inc.
50 North Front Street
Memphis, Tennessee
(Address of Principal Executive Offices)


38103
(Zip Code)


Morgan Keegan, Inc. 2000 Equity Compensation Plan
Morgan Keegan, Inc. 2000 Employee Stock Purchase Plan
Morgan Keegan, Inc. 2000 Non-Employee Director Stock Option Plan
 (Full title of the plans)

Joseph C. Weller
Secretary
Morgan Keegan, Inc.
50 North Front Street
Memphis, Tennessee 38103
(Name and address of agent for service)

(901) 524-4100
(Telephone number, including area code, of agent for service)

Copy to:

John A. Good, Esq.
Bass, Berry & Sims PLC
100 Peabody Place, Suite 950
Memphis, TN 38103

CALCULATION OF REGISTRATION FEE



Title of securities to be registered
------------------------------------

Common Stock, par value
$.625 per share


Amount to be registered
-----------------------------------
6,500,000 shares


Proposed maximum offering price per share*
-----------------------------------
$18.0625


Proposed maximum aggregate offering price*
-----------------------------------
$117,406,250


Amount of registration fee
-----------------------------------
$30,995.25

The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's common stock as reported on the New York Stock Exchange on December 8, 2000.

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
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Morgan Keegan, Inc. (the "Registrant") has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement
(the "Registration Statement") to participants in the plans listed on the cover of this Registration Statement (the "Plans"), as specified in rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference as of their respective dates:

a. The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2000;

b.  The Registrant's Form 8-K filed December 19, 2000;

c. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since July 31, 2000; and

d. The description of the Registrant's Common Stock, $0.625 par value per share (the "Common Stock"), contained in the effective registration statement filed with the SEC by the Registrant on Form 8-A dated April 17, 1983, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     An opinion as to the legality of the securities being registered is being provided by Bass, Berry & Sims PLC.


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
Item 6.     Indemnification of Directors and Officers.

	The Registrant is a Tennessee corporation. Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act contain detailed provisions on indemnification of directors and officers of a Tennessee corporation. A corporation may indemnify such directors and officers against liability incurred in certain proceedings if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation. If the proceeding is criminal, the individual must also have had no reasonable cause to believe that such conduct was unlawful. The statute requires a corporation to indemnify an individual who is wholly successful in the defense of any such proceeding against reasonable expenses incurred by such individual in connection with such proceeding, unless the corporation's charter provides otherwise.
The corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if certain conditions are satisfied. Unless otherwise provided in the corporation's charter, a director or officer may apply for court-ordered indemnification if the court determines that (i) the director is entitled to mandatory indemnification, in which case indemnification shall also include reasonable expenses incurred to obtain the indemnification order or
(ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Except in the case of mandatory indemnification or court-ordered indemnification, a corporation may indemnify a director or officer only after it determines that the individual meets the standard of conduct described above. In addition, a corporation may indemnify and advance expenses to an officer, whether or not a director, to the extent consistent with public policy, in accordance with the provisions of its charter, bylaws, general or specific action of its Board of Directors or contract. Section
48-18-508 of the Tennessee Business Corporation Act empowers a
Tennessee corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, or incurred by, such individual in any such capacity or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify against such liability. The Registrant's Bylaws provide that officers and directors shall be indemnified by the Registrant to the fullest extent allowed by Tennessee law.

     In addition, the Company has entered into an indemnification agreement with each of its outside directors pursuant to which such director will be indemnified and held harmless by the Company from and against all liabilities incurred as a result of being a director of the Company to the extent permitted by law.

     The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 7.     Exemption From Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

     See the Index to Exhibits (page II-7) and Item 9 below.

Item 9.     Undertakings.

A.     The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those clauses I s contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registration hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  II-4

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
SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 15th day of December, 2000.

                             MORGAN KEEGAN, INC.

                             By:
                             Joseph C. Weller
                             Executive Vice President, Chief Financial
                                Officer, and Secretary-Treasurer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Joseph C. Weller and Charles Maxwell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature                        Title                      Date


----------------------
Kenneth F. Clark, Jr.            Director                   December 15, 2000

----------------------
G. Douglas Edwards               Director                   December 15, 2000

----------------------
James E. Harwood                 Director                   December 15, 2000

----------------------
Stephen P. Laffey                Director                   December 15, 2000


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

----------------------
Allen B. Morgan, Jr.             Chairman and Director      December 15, 2000

----------------------
Donald Ratajczak                 Director                   December 15, 2000

----------------------
Robert M. Solmson                Director                   December 15, 2000

----------------------
John W. Stokes, Jr.              Vice President             December 15, 2000
                                 and Director
----------------------
Joseph C. Weller                 Executive Vice President,  December 15, 2000
                                 Chief Financial Officer,
                                 Secretary/Treasurer and
                                 Director
----------------------
Spence L. Wilson                 Director                   December 15, 2000



                                  II-6

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

INDEX TO EXHIBITS

Exhibit Number

Description


4.1     Morgan Keegan, Inc. 2000 Equity Compensation Plan (filed as
        Exhibit I to the Registrant's Proxy Statement dated October 20, 2000 and incorporated herein by reference).

4.2     Morgan Keegan, Inc. 2000 Employee Stock Purchase Plan
        (filed as Exhibit II to the Registrant's Proxy Statement dated October 20, 2000 and incorporated herein by reference).

4.3 Morgan Keegan, Inc. 2000 Non-Employee Director Stock Option Plan (filed as Exhibit III to the Registrant's Proxy Statement dated October 20, 2000 and incorporated herein by reference).

5       Opinion of Bass, Berry & Sims PLC

23.1    Consent of Ernst & Young LLP

23.2    Consent of Bass, Berry & Sims PLC (contained in Exhibit 5)

24      Power of Attorney (included at pages II-5 and II-6)


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


                           Exhibit I

                  2000 EQUITY COMPENSATION PLAN

                                OF

                       MORGAN KEEGAN, INC.

1.     Purpose, Awards, Effective Date.

(a) Purpose. The purpose of the 2000 Equity Compensation Plan of Morgan Keegan, Inc. (the "Plan") is to further the success and advance the interests of Morgan Keegan, Inc., a Tennessee corporation (the "Corporation"), by encouraging and enabling selected employees and officers of the Corporation and its Related Corporations, if any, to acquire or to increase their holdings of common stock, $0.625 par value per share, of the Corporation (the "Common Stock") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation.

(b)   Awards.  Pursuant to the Plan, the Corporation intends to grant
(i) incentive stock options ("Incentive Stock Options"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase shares of Common Stock; (ii) similar options to purchase Common Stock that will not, however, be qualified as Incentive Stock Options ("Non-Qualified Options"); (iii) shares of Common Stock that are subject to restrictions on transfer or lienation, vesting and forfeitability provisions and such other terms and conditions as the Committee may determine and as may be set forth in an Agreement in respect thereof ("Restricted Stock"); and (iv) stock appreciation rights ("SARs") pursuant to which a recipient may recognize in cash the benefit from appreciation in the price of the Common Stock. Incentive Stock Options and Non-Qualified Options shall be referred to herein collectively as "Options."

(c) Effective Date. The Plan shall become effective on the date of approval by the Board of Directors and the shareholders of the Corporation (the "Effective Date").

2.     Definitions.

(a) As used in the Plan, the following terms have the following respective meanings:

     "10% Shareholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Parent or Subsidiary of the Corporation after giving effect to the attribution of stock ownership provisions of
Section 424(d) of the Code.

     "Affiliate" means any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Corporation. For purposes of this definition,
(i) "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

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

     "Agreement" means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options, SARs, Restricted Stock and any other Awards conferred herein.

     "Award" means any grant of an Option or SAR, and any award of Restricted Stock under the Plan, whether singly, in combination, or in tandem, to an Eligible Person by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

     "Board" means the Board of Directors of the Corporation.

     "Change of Control" shall be deemed to have occurred if: (i) after the effective date of the Plan, any "person" as defined in
Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including any "group" as defined in Section 13(d) of the Exchange Act, but excluding the Corporation and any Related Corporation, any of the Corporation's existing shareholders as of the effective date of the Plan and any employee benefit plan sponsored or maintained by the Corporation or any Related Corporation (including any trustee of such plan acting as trustee), directly or indirectly, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Corporation; (ii) the shareholders of the Corporation approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the shareholders of the Corporation, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to a majority of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Corporation, or (C) a liquidation or dissolution of the Corporation; or
(iii) any person has commenced a tender offer or exchange offer for thirty-five percent (35%) or more of the voting power of the then outstanding shares of the Corporation.

     "Chief Executive Officer" means the Chief Executive Officer of the Corporation, or if there is no Chief Executive Officer, the President, Chief Operating Officer or other highest ranking officer of the Corporation.

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     "Code" has the meaning set forth in Section 1(b) above.
References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.

     "Committee" means the Compensation Committee of Morgan Keegan &
Company, Inc.

     "Common Stock" has the meaning set forth in Section 1(a) above.

     "Corporation" has the meaning set forth in Section 1(a) above.

     "Covered Employee" shall have the meaning given the term in
Section 162(m) of the Code or the regulations thereunder.

     "Effective Date" has the meaning set forth in Section 1(c) above.

     "Election" has the meaning set forth in Section 10 below.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

     "Exercise Price" has the meaning set forth in Section 6(b) below.

     "Fair Market Value" as of a given date for purposes of the Plan and any Option Agreement means (i) the closing sales price for the shares of Common Stock on the New York Stock Exchange or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date, the next preceding date on which it was open); or (ii) if the Common Stock is not listed on the New York Stock Exchange or on an established and recognized exchange, such value as the Board, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

     "Free Standing SAR" has the meaning set forth in Section 7(a) below.

     "Immediate Family" means a Participant's spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews, grandchildren and any person sharing the Participant's household other than a tenant (and, for this purpose, shall also include the Participant).

     "Incentive Stock Option" has the meaning set forth in Section 1(b) above.

     "Modification" means any change in the terms of an Option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an Option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for Options under the Plan, materially change the administration of the Plan or otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Common Stock underlying Options under the Securities Act, as amended, shall not be deemed a Modification.

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     "Non-Employee Director" has the meaning set forth in Rule 16b-3, promulgated under the Exchange Act.

     "Non-Qualified Option" has the meaning set forth in Section 1(b) above.

     "Option" has the meaning set forth in Section 1(b) above.

     "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in another corporation in the chain.

     "Participant" means an individual eligible to receive an Award under Section 5 below and selected by the Committee as an individual to whom an Award shall be granted.

     "Permanent Disability" has the meaning ascribed to the term "disability" or any substantially similar term in the Corporation's long-term income disability plan as in effect from time to time or, if no such plan exists, the meaning ascribed to the term "permanent and total disability" in Section 22(e)(3) of the Code.

     "Person" means an individual, firm, partnership, association, unincorporated organization, trust, corporation, or any other entity, including, without limitation, a government or any department, agency or instrumentality thereof.

     "Plan" has the meaning set forth in Section 1(a) above.

     "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a Parent or Subsidiary of the Corporation, or a predecessor of any such corporation.

     "Related Corporation" means any Parent, Subsidiary or predecessor of the Corporation.

     "Related Option" has the meaning set forth in Section 7(a) below.

     "Restricted Stock" has the meaning set forth in Section 1(b) above.

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     "Retirement" means retirement from active employment under a retirement plan of the Company, or pursuant to an employment agreement with the Corporation, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

     "SARs" has the meaning set forth in Section 1(b) above.

     "Securities Act" means the Securities Act of 1933, as amended from time to time. References to any provision of the Securities Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

     "Subsidiary" or "subsidiary corporation" means any corporation that is a "subsidiary corporation" as such term is defined in Section 424(f) of the Code.

     "Tandem SAR" has the meaning set forth in Section 7(a) below.

     "Tax Date" has the meaning set forth in Section 10 below.

(b) References in these definitions to provisions of the Code shall, when appropriate to effectuate the purpose of the Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may from time to time be amended or to successor provisions to such provisions.

1.  Administration.

(a) Administrator. The Plan shall be administered by the Committee.

(b) Authority of Committee. Any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, and unless authority is granted to the Chief Executive Officer as provided in Section 3(d), the Committee shall have the full and final authority in its sole discretion to take any action with respect to the Plan including, without limitation, the authority to: (i) select the persons to receive Awards under the Plan;
(ii) determine the form of an Award and whether, if such Award is an Option, such Option is to operate on a tandem basis and/or in conjunction with or apart from other Awards made by the Corporation, either within or outside of this Plan; (iii) determine the number of shares of Common Stock to be covered by each Award hereunder; (iv) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provision or waiver thereof), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole and absolute discretion; and (v) make any other determination or take any action that the Committee deems necessary or desirable

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

for the administration of the Plan. The Committee shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient.

(c) Power of Committee. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Corporation, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d) Delegation. Notwithstanding Section 3(b) and Section 3(c) above, the Committee may delegate to the Chief Executive Officer the authority to grant Awards, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in Section 3(b) or Section 3(c) above with respect to such Awards, to any individual who, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; (ii) is not deemed to be a Covered Employee; and (iii) is otherwise eligible under Section 5 below. To the extent that the Committee has delegated authority to grant Awards pursuant to this Section 3(d) to the Chief Executive Officer, references to the Committee shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3 and other applicable law.


4.     Shares of Stock Subject to the Plan; Award Limitations.

(a) Number of Shares. The number of shares of Common Stock that may be issued pursuant to Awards shall be three million
(3,000,000).

(b) Sources of Shares. The shares to be issued hereunder shall be issued from authorized but unissued shares. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(c) Excess Shares. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not delivered to a Participant (or his beneficiary) because the Award is forfeited or canceled or because the Award is settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the option price of an Option granted under the Plan is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.


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
(d) Adjustment. If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization or consolidation involving the Corporation; by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Corporation's payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock for which any individual participating in the Plan may receive Awards in any year, the number of shares covered by outstanding Awards, the kind of shares issued under the Plan, and the price per share of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

5.     Eligibility for Participation.

(a) General Qualifications. A Participant must be an employee of the Corporation or a Related Corporation. For purposes of the Plan, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a Related Corporation the legal and bona fide relationship of employer and employee. In determining the persons to whom Awards shall be made and the number of shares to be covered by each Award, the Committee may take into account the nature of the services rendered by, and the responsibilities borne by, such eligible persons, their present and potential contributions to the Corporation's success and such other factors as the Committee in its discretion shall deem relevant. Awards may be made to persons who hold or have held options, restricted stock and/or stock appreciation rights under previous plans, and a person who has received an Award under the Plan may receive additional Awards under the Plan or under any future stock or option plan if the Committee shall so determine.

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(b) Incentive Stock Options.  Incentive Stock Options under this Plan may be granted only to officers (who are employees) and to other employees of the Corporation or a Related Corporation, as determined by the Committee. A director of the Corporation may receive an Incentive Stock Option under this Plan only if such person is otherwise an employee of the Corporation or a Related Corporation.


(c) Other Awards.  Employees of the Corporation or a Related
Corporation who the Committee determines are providing bona fide services to the Corporation or a Related Corporation, whether or not otherwise compensated, may receive any form of Award, except an Incentive Stock Option, at the discretion of the Committee.


6.      Granting of Options.

(a)     General.  Subject to the limitations of the Plan, the
Committee may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, upon such terms and at such times
as the Committee shall determine.    Notwithstanding the foregoing,
however, no Participant shall during any fiscal year be granted Options to purchase greater than 10% of the total number of shares of Common Stock available for issuance under the Plan. Both Incentive Stock Options and Non-Qualified Options may be granted under the Plan. To the extent necessary to comply with Section 422 of the Code and related regulations, if an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Non-Qualified Option. An Incentive Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option. A Non-Qualified Option shall be considered to be granted on the date the Committee acts to grant the Option or any other date specified by the Committee as the date of grant of the Option.

(b) Option Price. The price per share at which an Option may be exercised (the "Exercise Price") shall be established by the Committee at the time the Option is granted and shall be set forth in the terms of the agreement evidencing the grant of the Option; provided, that (i) in the case of an Incentive Stock Option, the Exercise Price shall be no less than the Fair Market Value per share of the Common Stock on the date the Incentive Stock Option is granted and
(ii) in no event shall the Exercise Price of any Option be less than the par value per share of the Common Stock. Notwithstanding the foregoing, the Exercise Price of an Incentive Stock Option granted to a 10% Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

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(c)     Limits on Incentive Stock Options.  Each Incentive Stock
Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Corporation (or a Parent or Subsidiary of the Corporation), exceeds $100,000, then the Option, as to the excess, shall be treated as a Non-Qualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Corporation or a Parent or Subsidiary of the Corporation. If and to the extent that an Option designated as an Incentive Stock Option fails so to qualify under the Code, the Option shall remain outstanding according to its terms as a Non-Qualified Stock Option.

(d) Option Term. The term of an Option shall be determined by the Committee at the time the Option is granted. With respect to Incentive Stock Options, such period shall not extend more than ten years from the date on which the Option is granted; provided, however, that the term of an Incentive Stock Option granted to an employee who is a 10% Shareholder shall not exceed five years from the date of grant. Any Option or portion thereof not exercised before expiration of the option period shall terminate.

(e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Agreement or an amendment to the Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering written notice to the Corporation at such place as the Corporation shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of the Exercise Price. Such payment shall be in the form of (i) cash; (ii) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or (iii) a combination of the foregoing methods, as elected by the Participant. Shares of Common Stock tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. Any shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Corporation with respect to the exercise of the Option. The Participant shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise. Shares of Common Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

(g) Nontransferability of Options. Options shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. An Option shall be exercisable during the Participant's lifetime only by
him or by his guardian or legal representative.   If a Participant is
subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Committee, be disposed of by the Participant until the expiration of six months after the date the Option was granted.

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7.     Stock Appreciation Rights.

(a) Grant of SARs. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Committee shall determine. SARs may be granted to an optionee of an Option (hereinafter called a "Related Option") with respect to all or a portion of the shares of Common Stock subject to the Related Option (a "Tandem SAR") or may be granted separately to an eligible key employee (a "Freestanding SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR.

(b) Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Non-Qualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. Tandem SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercise as the Committee may provide in the Agreement), and in no event after the complete termination or full exercise of the Related Option. For purposes of determining the number of shares of Common Stock that remain subject to such Related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted, upon the exercise of Tandem SARs, the Related Option shall be considered to have been surrendered to the extent of the number of shares of Common Stock with respect to which such Tandem SARs are exercised. Upon the exercise or termination of the Related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Related Option price per share; provided, that the Committee may, in any agreement granting Tandem SARs, establish a maximum value payable for such SARs.

(c) Freestanding SARs. Unless an individual agreement provides otherwise, the base price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a Freestanding SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Freestanding SAR is being exercised, consideration equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of such Freestanding SAR; provided, that the Committee may, in any agreement granting Freestanding SARs, establish a maximum value payable for such SARs.

(d) Exercise of SARs. Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR. The period during which an SAR may be exercisable shall not exceed ten (10) years from the date of grant or, in the case of Tandem SARs, such shorter term as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period stated in the Agreement relating to the grant of the SAR shall terminate. SARs may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. The date of exercise of the SAR shall mean the date on which the Corporation shall have received notice from the Participant of the exercise of such SAR.

(e) Consideration; Election. The consideration to be received upon the exercise of the SAR by the Participant shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of such SAR) or a combination of cash and shares of Common Stock, as elected by the Participant, subject to the terms of the Plan and the applicable Agreement. Ownership by the Participant (or his beneficiary) of the shares of Common Stock acquired upon exercise of an SAR for shares shall be reflected by a book entry in the stock records maintained by the Corporation and its transfer agent as soon as practicable following receipt of notice of exercise. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable Agreement, the Participant will receive cash in lieu of fractional shares.


(f) Limitations. The applicable Agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Committee. Unless otherwise so provided in the applicable agreement or the Plan, any such terms, conditions or limitations relating to a Tandem SAR shall not restrict the exercisability of the Related Option.


(g) Nontransferability. SARs shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. SARs may be exercised during the Participant's lifetime only by him or by his guardian or legal representative. If the Participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an SAR may not, without the consent of the Committee, be disposed of by the Participant until the expiration of six months after the date the SAR was granted.

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
8.     Restricted Stock Awards.

(a) Restricted Stock Awards. Subject to the limitations of the Plan, the Committee may grant Restricted Stock Awards to such Eligible Persons, in such amounts and subject to such terms and conditions, as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.


(b)     Issuance of Restricted Stock.  Restricted Stock awarded
under the Plan shall be recorded as owned by the Participant by means of a book entry in the stock records maintained by the Corporation and its transfer agent, and the Corporation shall instruct its transfer agent regarding the terms, conditions and restrictions applicable to
such Restricted Stock.   Each Participant awarded Restricted Stock
shall have delivered a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

(c) Voting and Dividend Rights of Restricted Stock. Unless otherwise determined by the Committee at the time of an Award, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends, if any, thereon, unless and until such shares are forfeited.

(d) Nontransferability. The recipient of Restricted Stock shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the restrictions have lapsed, expired or until all conditions to vesting have been met. Restricted Stock shall not be transferable other than by will or the laws of intestate succession until the restrictions have lapsed, expired or until all conditions to vesting have been met. The designation of a beneficiary does not constitute a transfer. If a Participant of a Restricted Award is subject to Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the consent of the Committee, be sold or otherwise disposed of within six (6) months following the date of grant of such Award.

9.     Termination of Employment.

(a) Death of Participant. In the event of the death of a Participant, any Incentive Stock Options granted to such Participant may be exercised by the person or persons to whom the Participant's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior the respective expiration dates of any such Incentive Stock Options. In addition, all Non-Qualified Options and SARs held by such Participant shall immediately vest and become exercisable in accordance with their terms, and all Restricted Stock held by such Participant shall immediately vest and become non-forfeitable.

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
(b) Permanent Disability of Participant. In the event that any Participant's employment with the Corporation shall terminate as a result of the Permanent Disability of such Participant, such Participant may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is the first anniversary of the date of such termination of employment. In addition, all Non-Qualified Options and SARs held by such Participant shall immediately vest and become exercisable in accordance with their terms, and all Restricted Stock held by such Participant shall immediately vest and become non-forfeitable.

(c) Retirement of Participant. In the event of the Retirement of a Participant, any Incentive Stock Options held by him under the Plan shall immediately vest and shall be exercisable at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is ninety (90) days after the date of such termination. In addition, all Non-Qualified Options and SARs held by such Participant shall immediately vest and become exercisable in accordance with their terms, and all Restricted Stock held by such Participant shall immediately vest and become non-forfeitable.

(d) Other Termination of Employment. Upon the termination of any Participant's employment with the Corporation for any reason other than death, Permanent Disability or Retirement, any Incentive Stock Options held by him that are vested as of the date of such termination shall be exercisable at any time prior to the earlier of (i) the respective expiration dates of any such vested Incentive Stock Options or (ii) the date which is ninety (90) days after the date of such termination. In addition, the terms and conditions of Non-Qualified Options, SARs and Restricted Stock shall be as specifically provided for in the Agreement executed by the Participant at the time of an Award.

(e) Non-Competition. Unless an Agreement specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if: (i) in the opinion of the Committee, the Participant, without the prior written consent of the Corporation, engages directly or indirectly in any manner or capacity as a principal, agent, partner, officer, director, shareholder, employee or otherwise, in any business or activity competitive with the business conducted by the Corporation or any Parent, Subsidiary or Affiliate of the Corporation; (ii) the Participant at any time divulges to any person or entity other than the Corporation (or any Parent, Subsidiary, or Affiliate of the Corporation) any trade secrets, methods, processes or the proprietary or confidential information of the Corporation (or any Parent, Subsidiary, or Affiliate of the Corporation); (iii) the Participant performs any act or engages in any activity which in the opinion of Chief Executive Officer of the Corporation is inimical to the best interests of the Corporation. Ownership of not more than four and 99/100 percent (4.99%) of the outstanding capital stock of a company subject to the periodic and other reporting requirements of the Exchange Act shall not be a violation of this Section 9(f).

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
10. Withholding of Taxes. The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient.

11. Consequences of a Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of
Control: (a) all Options and SARs outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable; (b) all restrictions applicable to any Restricted Stock Award shall be deemed to have expired, and such Restricted Stock Awards shall become fully vested and payable to the fullest extent of the original grant of the applicable Award. Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a Related Corporation, the Committee may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board of Directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as Awards granted under the Plan), as in the reasonable opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this Section 11 shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a Related Corporation.

12. Performance Based Compensation. To the extent that Section 162(m) of the Code is applicable, the Committee shall have discretion to determine the extent, if any, that Awards conferred under the Plan to Covered Employees shall comply with the qualified performance-based compensation exception to employer compensation deductions set forth in
Section 162(m) of the Code.


13. No Right or Obligation of Continued Employment. Nothing contained in the Plan shall require the Corporation or a Related Corporation to continue the employment or service of a Participant, nor shall any such individual be required to remain in the employment or service of the Corporation or a Related Corporation. Except as otherwise provided in the Plan, Awards granted under the Plan to employees of the Corporation or a Related Corporation shall not be affected by any change in the duties or position of the Participant, as long as such individual remains an employee of, or in service to, the Corporation or a Related Corporation.

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
14. Unfunded Plan; Retirement Plan. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Related Corporation including, without limitation, any specific funds, assets or other property which the Corporation or any related corporation, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related corporation. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person. In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

15.    Amendment and Termination of the Plan.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that if the Common Stock becomes publicly traded, the Board shall not amend the Plan without shareholder approval if such approval is required by (i) Section 162(m) of the Code and if
Section 162(m) is applicable to the Plan; (ii) the Securities Act; or
(iii) the Exchange Act.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is granted shall not materially impair the rights of a Participant unless the Participant consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. No termination, Modification, or amendment of the Plan, may, without the consent of the Participant to whom any Award shall theretofore have been made, adversely affect the rights of such Participant under such Award; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such Award previously made except pursuant to an express written agreement to such effect, executed by the Corporation and the Participant.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Corporation and its successors and assigns.

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

16. Restrictions on Shares. The Committee may impose such restrictions on any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of any stock exchange or similar organization and under any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue or deliver shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may give instructions to its transfer agent regarding such restrictions as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel with respect to shares of Common Stock issued pursuant to an Award hereunder.

17. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.    Miscellaneous.

(a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Corporation, or for other proper corporate purpose, or (ii) limit the right of the Corporation to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant Options to an employee of another corporation who becomes an employee of the Corporation by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Corporation or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The Committee shall prescribe the provisions of the substitute Options.

(b) If the Committee determines that such action is advisable, the Corporation may assist any Participant in obtaining financing from the Corporation or from any bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an Award and/or paying any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Corporation, a guarantee of the obligation by the Corporation, or the maintenance by the Corporation of deposits with such bank or third party.

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

(b) Compliance with Law. The Plan, the grant and exercise of Options, and the obligations of the Corporation to issue or transfer shares of Common Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section 18(b).

(c) Ownership of Stock. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the shares are issued or transferred to the Participant or Successor Participant on the stock transfer records of the Corporation.

(e) Governing Law. The validity, construction, interpretation and effect of the Plan and grant instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Tennessee, without regard to conflict of laws principles.

(f) Time of Awards. Nothing contained in the Plan shall constitute an Award hereunder. Any Award pursuant to the Plan shall take place only upon approval by the Committee of a resolution recommending an Award under this Plan. Notice of the determination shall be given to each person to whom an Award is so made within a reasonable time after the date of such Award. After the making of an Award under this Plan, a written Agreement shall be duly executed by or on behalf of the Corporation and the Participant.


(g) Form and Terms of Award Agreement. Agreements evidencing Awards pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Committee may approve. Award Agreements may contain such terms, conditions, restrictions and limitations in respect of Options, SARs and/or Restricted Stock (and such provisions for the enforcement of compliance with the Securities Act and/or with state "Blue Sky" laws) as the Committee, in its sole discretion, may determine. To the extent any term in any Award Agreement shall be inconsistent with any term of this Plan, the term in this Plan shall govern.

(h) Partial Invalidity. The invalidity or unenforceability of any particular provision of this Plan or any Award Agreement shall not effect the other provisions of this Plan or such Award Agreement nor affect the validity or enforceability of the other provisions of Award Agreements under this Plan, and this Plan and Awards hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted.

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

(i) Special Provisions with Respect to Incentive Stock Options under this Plan and Non-Qualified Stock Options. The Committee in making any Award of an Option shall indicate whether it intends the Option to be an Incentive Stock Option under this Plan or a Non-Qualified Stock Option and shall cause the Award Agreement with respect thereto to indicate such intention. Should a person hold both one or more Incentive Stock Options under this Plan and one or more Non-Qualified Stock Options, all of such Options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as causing the exercise of any such Option to preclude the exercise of any such other Option in accordance with its terms.

(j) Rule 16b-3 Savings Provision. It is the intent of the Corporation that this Plan comply in all respects with any applicable provisions of Rule 16b-3 and Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

(k) Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.


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                            Exhibit II

                          MORGAN KEEGAN, INC.
                 2000 EMPLOYEE STOCK PURCHASE PLAN


                             ARTICLE I
                           INTRODUCTION

     1.1 Establishment of Plan. Morgan Keegan, Inc., a Tennessee corporation ("Morgan Keegan") with its principal offices located in Memphis, Tennessee, has adopted the following employee stock purchase plan for its eligible employees. This Plan shall be known as the Morgan Keegan, Inc. 2000 Employee Stock Purchase Plan.

     1.2 Purpose. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders of Morgan Keegan. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

     1.3     Qualification.   This Plan is intended to be an employee
stock purchase plan which qualifies for favorable federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options.

     1.4 Rule 16b-3 Compliance. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

                            ARTICLE II
                           DEFINITIONS

	As used herein, the following words and phrases shall have the meanings specified below:

     2.1     Board of Directors.   The Board of Directors of Morgan
Keegan.

     2.2     Code.   The Internal Revenue Code of 1986, as amended from
time to time.

     2.3     Commencement Date.   The first day of each Option Period.
The first Commencement Date shall be January 10, 2001.

     2.4     Contribution Account.   As set forth in Article V, the
account established on behalf of a Participant to which shall be credited the amount of the Participant's contributions.

     2.5     Effective Date.   The first date on which this Plan shall
have been approved by both the Board of Directors and shareholders of Morgan Keegan.

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     2.6     Employee.  Each employee of an Employer except:

             (a) any employee whose customary employment is
                 twenty(20) hours per week or less, or

             (b) any employee whose customary employment is
                 for not more than five months in any calendar year.

     2.7     Employer.   Morgan Keegan and any United States
corporation which is a Subsidiary of Morgan Keegan (except for a Subsidiary which by resolution of the Board of Directors is expressly not authorized to become a participating Employer). The term "Employer" shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a Subsidiary under Section 2.17.

     2.8     Exercise Date.   December 31 of each Option Period during
which options to purchase the Stock shall have been granted hereunder.

     2.9     Exercise Price.   The price per share of the Stock to be
charged to Participants at the Exercise Date, as determined in Section
6.3.

     2.10 Fair Market Value. The closing sales price per share for the shares of Common Stock on the New York Stock Exchange or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date, the next preceding date on which it was open) or, if the Common Stock is not listed on the New York Stock Exchange or on an established and recognized exchange, such value as the Board of Directors, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board of Directors.

     2.11    Five-Percent Shareholder.   An Employee who, immediately
after an option is granted to purchase Stock under this Plan, owns five percent (5%) or more of the total combined voting power or value of all classes of stock of an Employer. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, warrants or other convertible securities, as well as stock attributed to the Employee from members of his family or otherwise under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but treasury shares and shares of stock which may be issued under options, warrants or other convertible securities shall not be counted in the total of outstanding shares in the denominator.

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
     2.12    Option Period.   The period commencing on January 10 and
ending on December 31 of each calendar year during which the Plan is in effect.

     2.13    Participant.   Any Employee of an Employer who has met the
conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

     2.14    Plan.   Morgan Keegan, Inc. 2000 Employee Stock Purchase
Plan.

     2.15    Plan Administrator.   The Compensation Committee of Morgan
Keegan & Company, Inc., to whom authority is delegated by the Board of Directors to administer the Plan.

     2.16    Stock.   Those shares of common stock of Morgan Keegan
which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

     2.17    Subsidiary.   Any United States corporation (other than
Morgan Keegan) in an unbroken chain of corporations beginning with Morgan Keegan if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty-one percent (51%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                         ARTICLE III
                     SHAREHOLDER APPROVAL

     This Plan must be approved by the shareholders of Morgan Keegan within the period beginning twelve (12) months before and ending twelve
(12) months after its adoption by the Board of Directors.

                         ARTICLE IV
                ELIGIBILITY AND PARTICIPATION

     4.1     Conditions.   Each Employee shall become eligible to
become a Participant for each Option Period on the Commencement Date of such Option Period if such Employee is employed by the Employer as of such Commencement Date; provided, however, that no Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

     4.2     Application for Participation.   Each Employee who becomes
eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, Employee shall complete such form and file it with Employer no later than December 31 immediately prior to the Option Period with respect to which the Employee desires to participate (the "Enrollment Date"). The completed enrollment form shall indicate the amount of Employee contribution authorized by the Employee. If no new enrollment form is filed by a Participant by the Enrollment Date for any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limits specified in Section 5.1). If any Employee does not elect to participate in any given Option Period, such Employee may elect to participate on any future Commencement Date so long as such Employee continues to meet the eligibility requirements.

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
     4.3     Date of Participation.   All Employees who elect to
participate shall be enrolled in the Plan as of the Commencement Date of the Option Period with respect to which they submitted an enrollment form as described in Section 4.2 above. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

     4.4     Acquisition or Creation of Subsidiary.   If the stock of a
corporation is acquired by Morgan Keegan or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer, and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever (including denial of credit for prior service) to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.


                           ARTICLE V
                     CONTRIBUTION ACCOUNT

     5.1     Employee Contributions.   The enrollment form signed by
each Participant shall specify a fixed percentage of the Participant's base pay per pay period to be withheld pursuant to this Plan, and the Participant shall authorize the Employer to deduct said percentage from the Participant's compensation for each pay period; provided, however, that in no event shall a Participant contribute, with respect to any one Option Period, more than (a) five percent (5%) of the Participant's annual base pay as of the Commencement Date or (b) ten thousand dollars, whichever is less. Base pay includes the Participant's wages and salary, but does not include overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. Base pay is not reduced by the Participant's elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code, or elective deferrals to a nonqualified deferred compensation plan. The dollar amount deducted each payday shall be credited to the Participant's Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on a Commencement Date. No interest will accrue on any contributions or on the balance in a Participant's Contribution Account.

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
     5.2     Modification of Contribution Rate.   No change shall be
permitted in a Participant's amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer designating the desired withholding rate on or prior to the Enrollment Date for the Option Period with respect to which the change is desired. Notwithstanding the foregoing, a Participant may notify the Employer at any time prior to December 31 of an Option Period that the Participant wishes to discontinue the Participant's contributions for that Option Period. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than five
(5) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.

     5.3     Withdrawal of Contributions.   A Participant may elect to
withdraw the balance of his Contribution Account at any time during the Option Period prior to December 15. The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

                            ARTICLE VI
                 ISSUANCE AND EXERCISE OF OPTIONS

     6.1     Reserved Shares of Stock.   Morgan Keegan shall reserve
three million (3,000,000) shares of Stock for issuance upon exercise of the options granted under this Plan.

     6.2     Issuance of Options.   As of the Commencement Date, each
Participant shall be granted an option to purchase Stock with the number of shares and Exercise Price determined as provided in this
Article VI, subject to the limits specified in Section 6.6(a) and (b). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

     6.3 Determination of Exercise Price. The Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of the following two (2) amounts:

            (a) eighty-five percent (85%) of the Fair Market
                Value of the Stock on the Exercise Date or

            (b) the greater of (i) eighty-five percent (85%) of
                the Fair Market Value of the Stock on the Commencement Date that such options were granted or (ii) eighty-five percent (85%) of the average of the Fair Market Value on the first day of each calendar month during the Option Period and on the Exercise Date (the foregoing period having twelve (12) dates).

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

     6.4 Purchase of Stock. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contribution shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant's Contribution Account. Any money remaining in a Participant's Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to such Participant in cash.

     6.5     Terms of Options.   Options granted under this Plan shall
be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code.


     6.6     Limitations on Options.   The options granted hereunder
are subject to the following limitations:

            (a) The maximum number of shares of Stock that
                shall be offered during any Option Period shall be determined by the Plan Administrator in its sole discretion; provided, however, that no more than seven hundred fifty thousand (750,000) shares plus any unsold allotment below seven hundred fifty thousand (750,000) shares from any previous Option Period may be offered during any Option Period. This maximum number of shares shall be adjusted upon the occurrence of an event described in Section 10.3.

            (b) During any calendar year, no Participant shall
                be permitted to accrue the right to purchase
                Stock under this Plan (and any other plan of the Employer or Subsidiary which is qualified under Section 423 of the Code) having a market value in excess of $25,000 (as determined on the Commencement Date for the Option Period on which the option to purchase each such share of Stock was granted) as provided in Section 423(b)(8) of the Code.

            (c) No option may be granted to a Participant if

                the Participant immediately after the option is granted would be a Five-Percent Shareholder.

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
            (d) No Participant may assign, transfer or otherwise
                alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options may be exercised during the Participant's lifetime only by the Participant.

     6.7     Pro-Rata Reduction of Optioned Stock.   If the total
number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1 or the number authorized to be offered for the Option Period pursuant to Section 6.6(a), a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants no later than the fifteenth day of February in the next succeeding calendar year after the Option Period, together with interest on the refund amount computed for one hundred eighty (180) days at the average annual 90-day certificate of deposit rate as quoted by The Wall Street Journal on the first working day of each month during the Option Period; provided, however, that no refund amounting to less than one hundred dollars ($100.00) shall bear interest.

     6.8     State Securities Laws.   Notwithstanding anything to the
contrary contained herein, Morgan Keegan shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that Morgan Keegan refrains from issuing shares of Stock to any Participant in reliance on this Section, Morgan Keegan shall return to such Participant the amount in such Participant's Contribution Account that would otherwise have been applied to the purchase of Stock.


                           ARTICLE VII
                   TERMINATION OF PARTICIPATION

     7.1     Termination of Employment.   Any Employee whose employment
with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant's Contribution Account shall be paid to such Participant as soon as practicable after his termination. The option granted to such Participant shall be null and void.

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
     7.2     Death.   If a Participant should die while employed by the
Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant's Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died. In the event no election to withdraw is made prior to the Exercise Date, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

     7.3     Retirement.   If a Participant shall retire from the
employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired. In the event no election to withdraw is made prior to the Exercise Date, the balance accumulated in the retired Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section
6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

     7.4     Disability.   If a Participant should terminate employment
with the Employer on account of disability, as determined by reference to the definition of "disability" in the Employer's long-term disability plan as amended from time to time or, if no such plan exists, to the definition of "permanent and total disability" set forth in Section 22(e)(3) of the Code, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled. In the event no election to withdraw is made prior to the Exercise Date, the balance accumulated in the disabled Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

                          ARTICLE VIII
                       OWNERSHIP OF STOCK

     8.1 Stock Ownership. Ownership of the Stock purchased through the exercise of the options granted hereunder shall be recorded by book entry in the stock records maintained by Morgan Keegan and its transfer agent as soon as practical after the Exercise Date. Such ownership may be recorded at the request of the Participant (i) in the name of the Participant, (ii) jointly in the name of the Participant and a member of the Participant's family, (iii) in trust to a trustee, (iv) to the Participant as custodian for the Participant's child under the Gift to Minors Act, or (v) to the legal representative of a deceased Participant.


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
     8.2     Premature Sale of Stock.   If a Participant (or former
Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan

            (a) prior to two (2) years after the Commencement
                Date on which the option to purchase such shares was granted or

            (b) prior to one (1) year after the Exercise Date
                on which such shares were obtained,

that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

     8.3     Restrictions on Sale.   The Plan Administrator may, in its
sole discretion, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Commencement Date on which the option to purchase such shares was granted, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). With respect to such restricted shares, Morgan Keegan shall give instructions to its transfer agent regarding the nature and duration of the applicable restrictions. Any such restrictions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable and to all shares of Stock purchased during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.

      8.4 Transfer of Ownership. Shares of Stock purchased under this Plan shall be deemed transferred at such time substantially all of the rights of ownership of such shares of Stock have been transferred in accordance with Section 1.421-1(f) of the Treasury Regulations as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer's books and the right to pledge or sell such Stock subject to the restrictions in the Plan.

                          ARTICLE IX
                  ADMINISTRATION AND AMENDMENT

     9.1     Administration.   The Plan Administrator shall (i)
administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) interpret the Plan, (iv) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, and (v) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3. The Plan Administrator shall have such duties, powers and discretionary authority as may be

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

necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.


     9.2     Amendment.   The Board of Directors may at any time amend
the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant's Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment to this Plan shall increase the number of shares reserved under the Plan (other than as provided in Section 10.3 below) without the approval of the shareholders of Morgan Keegan. Approval by shareholders must comply with applicable provisions of the corporate charter and bylaws of Morgan Keegan and with Tennessee law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.

                            ARTICLE X
                          MISCELLANEOUS

     10.1    Expenses.   The Employer will pay all expenses of
administering this Plan that may arise in connection with the Plan.

     10.2    No Contract of Employment.   Nothing in this Plan shall be
construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

     10.3    Adjustment Upon Changes in Stock.   The aggregate number
of shares of Stock reserved for purchase under the Plan as provided in
Section 6.1, and the calculation of the Exercise Price as provided in
Section 6.3, and the number of options outstanding shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of Morgan Keegan, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a

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

fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

     10.4    Employer's Rights.   The rights and powers of any Employer
shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     10.5    Limit on Liability.   No liability whatever shall attach
to or be incurred by any past, present or future shareholders, officers or directors, as such, of Morgan Keegan or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefore, and any and all liabilities of any and all rights and claims against Morgan Keegan, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

     10.6    Gender and Number.   For the purposes of the Plan, unless
the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

     10.7    Governing Law.   The validity, construction,
interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury regulations promulgated thereunder.

     10.8    Severability.   If any provision of this Plan is held by a court
to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.


As duly adopted by the Board of Directors on November 21, 2000.

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

                             Exhibit III

                          MORGAN KEEGAN, INC.

            2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


Section 1.     Purpose.

     The purposes of the Non-Employee Director Stock Option Plan (the "Plan") are to attract and retain well qualified persons for service as directors of Morgan Keegan, Inc., a Tennessee corporation (the "Company"), to provide directors with an opportunity to increase their ownership interest in the Company, and thereby to increase their personal interest in the Company's continued success, through the grant of options (the "Options") to purchase shares of the $0.625 par value common stock of the Company (the "Common Stock").

Section 2.     Administration.

     Responsibility and authority to administer and interpret the provisions of the Plan shall rest with the Board of Directors of the Company (the "Board"). The Board may employ attorneys, consultants, accountants or other persons, and the Board, the Company and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Board shall be paid by the Company. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all recipients who have received awards, the Company and other interested persons. Notwithstanding the foregoing, the Board shall have no discretion with respect to the amount, price and timing of the awards. No member of the Board shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or awards made hereunder, and all members of the Board shall be fully indemnified and protected the Company in respect of any such action, determination or interpretation.

Section 3.     Eligibility.

     All directors of the Company who are neither contractual nor common law employees of the Company or any of its subsidiaries shall be Participants in the Plan (singly, a "Participant" and collectively, the "Participants").

Section 4.     Options.

     Each Participant shall automatically be granted Options to purchase four thousand (4,000) shares of Common Stock on the first business day after each Annual Meeting of Shareholders of the Company occurring after the effective date of the Plan. Each Option granted hereunder shall be evidenced by an Option Agreement acceptable to the Company in its discretion. The Option shall be registered pursuant to a Registration Statement on Form S-8 to be filed in compliance with the Securities Act of 1933, as amended (the "Securities Act").

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

Section 5.     Terms and Conditions.

     (a) Options to purchase up to five hundred thousand (500,000) shares of Common Stock may be granted hereunder. In the event that any Option granted hereunder expires unexercised or is canceled, surrendered, or terminated without being exercised, in whole or in part, for any reason, then the number of shares of Common Stock theretofore subject to such Option which expired or were canceled, surrendered or terminated without being exercised shall be added to the remaining number of shares of Common Stock for which Options may be granted hereunder.

     (b) In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, share exchange, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend:

     (i) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately; and

     (ii) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately.

     (c) The Options shall be exercisable only by the Participant during his or her lifetime and may not be transferred other than by will or the laws of descent and distribution. No transfer of an Option held by a Participant by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board of Directors may deem necessary to establish the validity of the transfer. During the lifetime of a Participant, the Option shall be exercisable only by him, except that, in the case of a Participant who is legally incapacitated, the Option shall be exercisable by his or her guardian or legal representative.

     (d) The exercise price per share for each Option granted under the Plan shall be 100% of the Fair Market Value (as defined below) of a share of Common Stock as of the date of grant. "Fair Market Value" as of a given date for purposes of the Plan and any Option Agreement means
(i) the closing sales price per share for the shares of Common Stock on the New York Stock Exchange or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date, the next preceding date on which it was open); or (ii) if the Common Stock is not listed on the New York Stock Exchange or on an established and recognized exchange, such value as the Board, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

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

     (e) Options granted hereunder shall vest and become exercisable immediately upon the grant thereof and shall remain exercisable, to the extent not exercised, until their expiration date.

     (f) If a Participant's service with the Company terminates due to the Participant's death or disability, the Options granted to such Participant shall immediately vest and shall be exercisable for a period of one (1) year thereafter (subject to expiration as provided below). If a Participant's service with the Company terminates for any other reason, all Options granted to such Participant which are not then vested and exercisable shall be canceled, and all vested and exercisable Options granted to such Participant shall continue to be exercisable for 24 months thereafter (subject to expiration as provided below).

     (g) Payment of the exercise price shall be in cash. Shares of Common Stock issued pursuant to the exercise of an Option under the Plan shall be from authorized but unissued shares.

     (h) Notwithstanding any other provision herein to the contrary, each Option granted hereunder shall expire on the fifth anniversary of its date of grant.

     (i) A Participant shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date on which the Participant becomes the holder of record of such shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof except as provided in Section 5(b).

	(j)	The Company shall have the right to deduct from any payment
to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any federal, state, or local taxes required by law to be withheld.

Section 6.     Change of Control.

     (a) In the event of a "Change of Control" (as defined below), all Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested, and the value of all such outstanding Options shall be cashed out on the basis of the Change of Control Price (as defined below) as of the date of such Change of Control.

     (b) For purposes of this Section 6, a "Change of Control" shall be deemed to have occurred if: (i) after the effective date of the Plan, any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including any "group" as defined in Section 13(d) of the Exchange Act, but excluding the Corporation and any Related Corporation, any of the Corporation's existing shareholders as of the effective date of the Plan and any employee benefit plan sponsored or maintained by the Corporation or any Related Corporation (including any trustee of such plan acting as trustee), directly or indirectly, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Corporation; (ii) the shareholders of the Corporation approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the shareholders of the Corporation, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to a majority of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Corporation, or (C) a liquidation or dissolution of the Corporation; or (iii) any person has commenced a tender offer or exchange offer for thirty-five percent (35%) or more of the voting power of the then outstanding shares of the Corporation.


     (c) For purposes of this Section 6, "Change of Control Price" means the price per share paid for Common Stock in connection with the Change of Control of the Company.

SECTION 7.     Share Ownership.

     The Company shall not be required to register on the stock records of the Company the issuance of shares purchased upon the exercise of an Option prior to the fulfillment of all of the following conditions:

     (a) All such shares shall be subject to an effective registration statement filed with the Securities and Exchange Commission on such form as it shall require and shall otherwise be qualified for issuance in any state wherein such shares are to be issued;

     (b) A listing application shall have been filed with the New York Stock Exchange with respect to such shares and such shares shall have been duly listed for trading thereon;

     (c) All necessary approvals required for the issuance of such shares shall have been obtained; and

     (d) The issuance of such shares shall not violate any law or regulation or the terms of any court order or decree, injunction, award or any agreement between the Company and any other person or entity.

Section 8.     Amendment or Discontinuance.

     The Board of Directors of the Company may at any time amend, rescind or terminate the Plan, as it shall deem advisable; provided, however, that (i) no change may be made in any Option previously made under the Plan which would impair the recipient's rights without his or her consent; (ii) no amendment to the Plan may be made without approval of the Company's shareholders if the effect of the amendment would be to: (a) materially increase the number of shares reserved hereunder or benefits accruing to Participants under the Plan, (b) materially change the requirements for eligibility under Section 3 hereof, or (c) materially modify the method for determining the number of Options granted under Section 4 hereof, except that any such increase or modification that results from adjustments authorized by Section 5(b) shall not require such approval; and (iii) no amendment may be made to the Plan within six (6) months of a prior amendment, except as required for compliance with the Internal Revenue Code of 1986, as amended from time to time, or the regulations thereunder.

Section 9.     Right of Board of Directors or Shareholders to
               Terminate Director's Service.

     Nothing in this Plan or in the grant of any Option hereunder shall in any way limit or affect the right of the Board of Directors or the shareholders of the Company to remove any director or otherwise terminate his or her service as a director, pursuant to applicable law, the Charter, or the Bylaws of the Company.

Section 10.    Effective Date.

     The Plan shall become effective as of November 21, 2000, subject to the approval of a majority of the shareholders of the Company within twelve (12) months of the adoption of the Plan by the Board of Directors. Options granted prior to termination of the Plan shall, notwithstanding termination of the Plan, continue to be effective and shall be governed by the Plan.

Section 11.     Governing Law.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Tennessee pertaining to contracts made and to be performed wholly within such jurisdiction.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 15th day of December, 2000.

                        MORGAN KEEGAN, INC.

                        By:  /s/Joseph C. Weller
                        Joseph C. Weller
                        Executive Vice President, Chief Financial Officer, And Secretary-Treasurer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Joseph C. Weller and Charles Maxwell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature                        Title                      Date


/s/Kenneth F. Clark, Jr.
Kenneth F. Clark, Jr.            Director                   December 15, 2000


/s/G. Douglas Edwards
G. Douglas Edwards               Director                   December 15, 2000

/s/James E. Harwood
James E. Harwood                 Director                   December 15, 2000

/s/Stephen P. Laffey
Stephen P. Laffey                Director                   December 15, 2000

/s/Allen B. Morgan, Jr.
Allen B. Morgan, Jr.             Chairman and Director      December 15, 2000

/s/Donald Ratajczak
Donald Ratajczak                 Director                   December 15, 2000

/s/Robert M. Solmson
Robert M. Solmson                Director                   December 15, 2000

/s/John W. Stokes, Jr.
John W. Stokes, Jr.              Vice President             December 15, 2000
                                 and Director

/s/Joseph C. Weller
Joseph C. Weller                 Executive Vice President,  December 15, 2000
                                 Chief Financial Officer,
                                 Secretary/Treasurer and
                                 Director

/s/Spence L. Wilson
Spence L. Wilson                 Director                   December 15, 2000

KNOXVILLE OFFICE:
1700 RIVERVIEW TOWER
KNOXVILLE, TN 37901-1509
(423) 521-6200


B A S S,  B E R R Y  &  S I M S PLC
A PROFESSIONAL LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW



THE TOWER AT PEABODY PLACE
100 PEABODY PLACE,  SUITE 950
MEMPHIS, TENNESSEE 38103-2625
(901) 543-5900
www.bassberry.com


NASHVILLE OFFICE:
2700 FIRST AMERICAN CENTER
NASHVILLE, TN 37238-2700
(615) 742-6200





December 15, 2000



The Board of Directors of
Morgan Keegan, Inc.
50 North Front Street
Memphis, TN 38103

RE:  Registration Statement on Form S-8 Relating to the Employee
     Benefit Plans Listed on Exhibit A hereto

Ladies and Gentlemen:

     We have acted as counsel to Morgan Keegan, Inc., a Tennessee corporation ("Morgan Keegan"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") relating to 6,500,000 shares of common stock, par value $0.625 per share, of Morgan Keegan (the "Common Stock") to be issued pursuant to the above referenced plans (the "Plans").

     In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of Morgan Keegan, such agreements and instruments, such certificates of public officials, officers of Morgan Keegan and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

     As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of Morgan Keegan and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock issuable in connection with the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by Morgan Keegan pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), and to the use of our name under the heading "Legal Opinions" in any prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

     This opinion letter is being furnished by us to Morgan Keegan and the Commission solely for the benefit of Morgan Keegan and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by Morgan Keegan or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                          Sincerely,

                                          BASS, BERRY & SIMS PLC

EXHIBIT A


Morgan Keegan, Inc. 2000 Equity Compensation Plan
Morgan Keegan, Inc. 2000 Employee Stock Purchase Plan
Morgan Keegan, Inc. 2000 Non-Employee Director Stock Option Plan

Exhibit 23.1


Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Morgan Keegan, Inc. 2000 Equity Compensation Plan, the Morgan Keegan, Inc. 2000 Employee Stock Purchase Plan and the Morgan Keegan, Inc. 2000 Non-Employee Director Stock Option Plan of our report dated September 20, 2000, with respect to the consolidated financial statements of Morgan Keegan, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Memphis, Tennessee
December 15, 2000